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Mr. Donald Fishback
Moog Inc.
East Aurora
New York 14052
USA


                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement on Form S-3 of our report dated 14 November 1997 on our audits of the financial statements of Moog Controls Limited. We also consent to the reference to our firm under the caption"Independent Auditors".



Coopers & Lybrand
Gloucester, UK
19 November 1997